EXHIBIT 10.4
Amendment Number Three to the American Greetings Corporation
Executive Deferred Compensation Plan
American Greetings Corporation
Executive Third Party Option Plan
1.	Purpose of the Plan. This plan shall be known as the American Greetings Corporation Executive Third Party Option Plan (the “Executive Option Plan” or the “Plan”). The purpose of the Plan is to attract and retain high quality employees for positions of substantial responsibility, and to provide additional incentives to a select group of management or highly compensated employees of American Greetings Corporation so as to promote the success of the Company. The Executive Option Plan shall serve as an amendment to the existing American Greetings Corporation Executive Deferred Compensation Plan (“Deferral Plan”).

2.	Provision to Amend Deferral Plan. Pursuant to §10.1 of the Deferral Plan, this Plan shall also serve as an amendment to the Deferral Plan to allow Participants, who otherwise have an opportunity to extend the deferral period for amounts deferred under rules adopted pursuant to §3.3(d) of the Deferral Plan, to elect instead to receive an award of discounted options hereinafter (“Option Agreement”) pursuant to this Plan in full satisfaction of such amounts due under the Deferral Plan. As a condition to the receipt of the option award, the participant acknowledges that they no longer have any right to such amounts under the Deferral Plan. The Options awarded in substitution of the deferred compensation benefit shall be governed by the terms of this Plan.

In addition, adoption of this Plan shall also provide the Board of Directors (or the Compensation Committee to the extent delegated), the sole discretion to provide current participants in the Deferral Plan opportunities to substitute their rights to receive deferred compensation under the Deferral Plan for the right to receive discounted options pursuant to the Plan, provided the participant is at least 6 months from the payment date.

3.	Administration of the Plan. The Administrator shall be the Board, or such other person or persons as designated by the Board. The Board, in its sole discretion, is authorized to select the Employees who will receive Options and to determine the number of Options and the number of Shares under each Option. The Administrator in its sole discretion may delegate and pay compensation for services rendered relating to the ministerial duties of plan administration including, but not limited to, selection of investments available under the Plan. Except as otherwise specifically provided in the

Plan, the Administrator shall be responsible for the administration of the Plan.
(a)	Administrative Rules. The Administrator may adopt such rules of procedure as it deems desirable for the conduct of its affairs, except to the extent that such rules conflict with the provisions of the Plan.

(b)	Duties. The Administrator shall have the following rights, powers and duties:
i.	Subject to the terms of this Plan (including without limitation the claims procedure in paragraph 23) and the Option Agreement, the decision of the Administrator in matters within its jurisdiction shall be final, binding and conclusive upon the Employee and upon any other person affected by such decision.

ii.	The Administrator shall have the duty and authority to interpret and construe the provisions of the Plan and the Option Agreement, to decide any question which may arise regarding the rights of employees, Participants, and beneficiaries, and the amounts of their respective interests, to adopt such rules and to exercise such powers as the Administrator may deem necessary for the administration of the Plan and the Option Agreement, and to exercise any other rights, powers or privileges granted to the Administrator by the Board under the terms of the Plan.

iii.	The Administrator shall maintain full and complete records of its decision. The Administrator shall have the duty to maintain Account records of all Participants, including all relevant data pertaining to Participants. The Administrator shall within a reasonable time after the end of each calendar year provide each Participant a detailed report of the status of the Participant’s Account.

iv.	The Administrator shall cause the principal provisions of the Plan to be communicated to the Participants, and a copy of the Plan and other documents shall be available at the principal office of the Employer for inspection by the Participants at reasonable times determined by the Administrator.

v.	The Administrator shall periodically report to the Board with respect to the status of the Plan.

(c)	Fees. No fee or compensation shall be paid to any person for services as the Administrator.
4.	Definitions. As used herein, the following definitions shall apply:
(a)	“Administrator” shall mean the person or persons described in paragraph 3, above.

(b)	“Award Date” shall mean the effective date of the Participant’s Option Agreement.

(c)	“Board” shall mean the Board of Directors of American Greetings Corporation, and it’s subsidiaries.

(d)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(e)	“Company” shall mean American Greetings Corporation, and its subsidiaries.

(f)	“Deferral Plan” shall mean the existing American Greetings Corporation Executive Deferred Compensation Plan.

(g)	“Employee” shall mean any employee of the Company.

(h)	“Employer” shall mean American Greetings Corporation, and its subsidiaries.

(i)	“Option” shall mean an option granted pursuant to this Plan to purchase one or more Shares.

(j)	“Option Agreement” means the written agreement evidencing the award of an Option under the Plan.

(k)	“Participant” shall mean any Employee who receives an Option under the Plan, as evidenced by an Option Agreement entered into between such Employee and the Company.

(l)	“Plan” shall mean the American Greetings Executive Third Party Option Plan as amended from time to time.

(m)	“Shares” shall mean the Shares of mutual funds, Shares of common or preferred stock of a corporation listed or reported on a national securities exchange or quotation system, or Shares of a regulated investment company, as designated and amended by the Board and referenced in Appendix A. In no way however, may Shares include units of any money market funds or other cash equivalents. Shares subject to purchase pursuant to any Option shall also include any earnings on such Shares subsequent to the Award Date.

(n)	“Termination of Employment” shall mean the date on which the employee ceases to perform services for the Company.
5.	Term of Plan. The Plan shall become effective on the date it is adopted by the Board or its designee and shall continue in effect as amended from time to time until terminated pursuant to paragraph 20.

6.	Shares Subject to the Plan. The aggregate number and type of Shares subject to Options will be fully described in each Option Agreement.

7.	Eligibility. All Employees of the Company who are both in the group of employees determined by the Board to be part of the select group of management or highly compensated employees and are also designated as Participants by the Board are eligible to receive Options under the Plan.

8.	Grant of Options. The Board shall determine the number of Shares to be offered from time to time and grant Options under the Plan. The grant of Options shall be evidenced by written Option Agreements containing such terms and provisions as are approved by the Board. The Administrator of the Plan shall execute the Option Agreements on behalf of the Company upon instructions from the Board.

9.	Time of Grant of Options. The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Board awards the Option, as evidenced by the execution of an Option Agreement.

10.	Option Price. The Option Price for each Share shall be expressed in each Option Agreement, provided, however, the Option Price shall at no time be less than 25 percent of the fair market value of a Share on the date of grant of the Option. Fair market value on any day of reference shall be the closing price of the Share on such date, unless the Board, in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the closing price of the Share on any business day shall be (i) if the Share is listed or admitted for trading on any United States national securities exchange, the last reported sale price of the Share on such exchange, as reported in any newspaper of general circulation, (ii) if the Share is not listed or admitted for trading on any United States national securities exchange, the average of the high and low sale prices of the Share for such day reported on the NASDAQ SmallCap Market or a comparable consolidated transaction reporting system, or if no sales are reported for such day, such average for the most recent business day within five business days before such day which sales are reported, or (iii) if neither clause (i) or (ii) is applicable, the average between the lowest bid and highest asked quotations for the Share on such day as reported by the NASDAQ SmallCap Market or the National Quotation Bureau, Incorporated, if at least two securities dealers have inserted both bid and asked quotations for the Share on at least 5 of the 10 preceding business days.

11.	Exercise. Except as otherwise provided in the Option Agreement, all Options granted under the Plan will be vested at grant and therefore may be exercisable immediately.

The Option may be exercised, as provided in the Option Agreement, in full or in part from the date of the grant at increments of no less than 100% of each grant. However, in no event shall any option be exercised more than 20 years after the date of grant, with the option to extend the exercise period at the discretion of the Board.

Reinvested dividends shall be attributed proportionally to the property subject to the Option awards and will be purchased when the underlying award is exercised. For example, if an original grant of an Option to purchase 400 shares (after the payment of the exercise price) generated 100 additional shares on such 400 shares from reinvested dividends, an exercise of one-fourth of the originally granted options will result in the purchase (after the payment of the exercise price) of 125 shares in order to proportionally include the resulting reinvested dividends.

In addition, all Options granted under the Plan may only be exercised subject to any other terms specified in the Option Agreement and if such terms conflict with the terms of this Plan, the terms of this Plan Document control.

12.	Limitations on Option Disposition. Any Option granted under the Plan and the rights and privileges conferred therewith shall not be sold, transferred, encumbered, hypothecated or otherwise anticipated by the Participant other than by will or the laws of descent and distribution. Options shall not be subject to, in whole or in part, the debts, contracts, liabilities, or torts of the Participant, nor shall they be subject to garnishment, attachment, execution, levy or other legal or equitable process.

13.	Limitations on Option Exercise and Distribution. In the event that the listing, registration or qualification of an Option or Shares on any securities exchange or under any state or federal law, or the consent of approval of any governmental regulatory body, or the availability of any exemption therefrom, is necessary as a condition of, or in connection with, the exercise of an Option, then the Option shall not be exercised in whole or in part until such listing, registration, qualification, consent or approval has been effected or obtained. Notwithstanding any provision of the Plan to the contrary, the Company shall have no obligation or liability to deliver any Shares under the Plan unless such delivery would comply with all applicable laws and all applicable requirements of any securities exchange or similar entity.

14.	Option Financing. Upon the exercise of any Option granted under the Plan, the Participant may instruct the Administrator to sell or deem to sell a number of Shares otherwise deliverable to the Participant and attributable to the exercise of the Option in order to pay the exercise price of the Option. The Board will, in a matter similar to that provided under §4 of the 1997 Equity and Performance Incentive Plan, make financing available to the Participant to facilitate the exercise of the Option, subject to such terms as the Board may specify.

15.	Withholding of Taxes. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option including, but not limited to, the withholding of the issuance of all or any portion of such Shares until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, canceling any portion of such issuance in an amount sufficient to reimburse itself for the amount it is required to so withhold, or taking any other action reasonably required to satisfy the Company’s withholding obligation.

16.	Modification of Option or Plan. At any time and from time to time the Board may execute an instrument providing for the modification, extension, or renewal of any outstanding Option and or the Plan. However, no such modification, extension, or renewal shall impair the rights of any Participant except to the extent necessary to comply with any provision of the federal or applicable state laws or except to the extent necessary to prevent detriment to the Company as so determined by the Board.

17.	Substitution of Option. If a Participant has been granted an Option to purchase Shares under an Option Agreement, then except as limited by the terms of the Option Agreement, the Participant may direct that the Option be converted into an Option to purchase other Shares as listed in Appendix A. Such substitution shall only be allowed to the extent that, immediately following the substitution, the difference between the fair market value of the Shares subject to the substituted Option and the exercise price of the substituted Option is no greater than the difference which existed immediately prior to the substitution between the fair market value of the Shares subject to the original Option and the exercise price of the original Option. In no event shall a participant make substitutions more often than the frequency set forth in the Option Agreement or administrative procedures adopted by the Board from time to time.

18.	Change in Control. In the event of a Change in Control as defined in the Company’s Employee Stock Option Plan, the executive’s options shall continue to be exercisable for the remaining term of the option.

19.	Continued Employment Not Presumed. Nothing in the Plan or any document describing it nor the grant of an Option via an Option Agreement shall give any Participant the right to continue in employment with the Company or affect the right of the Company to terminate the employment of any such person with or without cause.

20.	Amendment and Termination of the Plan or Option Agreement. The Board, in its sole discretion, may amend, suspend or discontinue the Plan or Option Agreement. No amendment, suspension, or discontinuance shall impair the rights of any Participant except to the extent necessary to comply with any provision of federal or applicable state laws or except to the extent necessary to prevent detriment to the Company as so determined by the Board.

21.	Governing Law. The Plan shall be governed by and construed in accordance with the laws of Ohio.

22.	Severability of Provisions. Should any provision of the Plan be determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if such provision had never been inserted herein.

23.	Claims Procedure. In general, any claim for benefits under the Plan shall be filed by the Participant or beneficiary (“claimant”) on the form prescribed for such purpose with the Administrator. If a claim for benefits under the Plan is wholly or partially denied, notice of the decision shall be furnished to the claimant by the Administrator within a reasonable period of time after receipt of the claim by the Administrator. The claims procedure shall be as follows:
(a)	Any claimant who is denied a claim for benefits shall be furnished written notice setting forth:

(i)	The specific reason or reasons for the denial;

(ii)	Specific reference to the pertinent provision of the Plan upon which the denial is based;

(iii)	A description of any additional material or information necessary for the claimant to perfect the claim; and

(iv)	An explanation of the claim review procedure under the Plan.
(b)	In order that a claimant may appeal a denial of a claim, the claimant or the claimant’s duly authorized representative may:
(i)	Request a review by written application to the Administrator, or its designate, no later than sixty (60) days after receipt by the claimant of written notification of denial of a claim;

(ii)	Review pertinent documents; and

(iii)	Submit issues and comments in writing.
(c)	A decision on review of a denied claim shall be made not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than one hundred and twenty (120) days after receipt of a request for review. The decision on a review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent provisions of the Plan on which the decision is based.
24.	Designation of Beneficiary. A Participant, by filing the prescribed form with the Administrator (See Appendix B), may designate one or more beneficiaries and successor beneficiaries who shall be given the right to exercise Options in accordance with the terms of the Plan in the event of the Participant’s death. In the event the Participant does not file a form designating one or more beneficiaries, or no designated beneficiary survives the Participant, the Option shall be exercisable by the individual to whom such right passes by will or the laws of descent and distribution.

25.	Intent. The Plan is intended to be unfunded and maintained by the Company solely to provide options to a select group of management or highly compensated employees as such group is described under Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (“ERISA”) as interpreted by the U.S. Department of Labor. The Plan is not intended to be a plan described in Sections 401(a) or 457 of the Code. The obligation of the Company to deliver Shares subject to the

Options granted under this Plan constitutes nothing more than an unsecured promise of the Company to fulfill such obligations and any property of the Company that may be set aside to permit it to fulfill such obligations under the Plan shall, in the event of the Company’s bankruptcy or insolvency, remain subject to the claims of the Company’s general creditors until such Options are exercised.
******************
     As evidence of its adoption of the Plan, the Company has caused this instrument to be signed by its officer of representative duly authorized on this 27 day of March, 2002.

American Greetings Corporation

By:	/s/ Dale Cable

Title:	Vice President

APPENDIX A
Mutual Funds Available by the Company for Grant or
Substitution
     Description

APPENDIX B
Beneficiary Designation for the
American Greetings Corporation
Executive Third Party Option Plan
To: Administrator of American Greetings Corporation Executive Third Party Option Plan

From:

     Pursuant to Section 24 of the American Greetings Corporation Executive Third Party Option Plan, adopted as of ___, 2002, I hereby designate the following person(s) as beneficiary(ies) who on my death shall be entitled to exercise options and receive amounts under the Option Plan and Agreement:

Primary Beneficiary(ies):
Name:	%

%

%

Secondary Beneficiary(ies)
Name:	%

%

%

%

     In making the above designation, I reserve the right to revoke this beneficiary designation or change the beneficiary(ies) designated at any time or times and without the consent of any beneficiary.

2

       This beneficiary designation cancels and supersedes any beneficiary designation previously made with respect to this Agreement.

Signed:

Participant

Date

3